Exhibit 10.1

FIRST AMENDMENT
TO CONSULTING AGREEMENT

    This FIRST AMENDMENT TO CONSULTING AGREEMENT is entered into as of October 3, 2013 (the “Amendment”) by and between Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and Robert F. Doman, an individual (“Consultant”).

RECITALS

    WHEREAS, reference is hereby made to the Consulting Agreement entered into as of August 26, 2013 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between Consultant and the Company; and

    WHEREAS, Consultant and the Company have mutually agreed that the financial terms of the Agreement be amended as set forth herein.

    NOW, THEREFORE, the parties hereto agree as follows:

    1.  Defined Terms.  Unless otherwise defined herein, terms used herein are used as defined in the Agreement, as amended hereby.

    2.  Amendment of the Agreement.  Section 3(a) of the Agreement is hereby amended by replacing the phrase “$2,500 per day” with “$8,000 per calendar week”.  Except as expressly modified herein, all other provisions of the Agreement shall remain unchanged and in full force and effect.

    3.  Effective Date.  This Amendment shall be effective as of August 26, 2013.

    4.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ECHO THERAPEUTICS, INC.

By: /s/ William Grieco
William Grieco
Chairman, Nominating and Corporate Governance Committee of the Board of Directors
Dated: October 3, 2013

ROBERT F. DOMAN
By: /s/ Robert F. Doman
Dated: October 3, 2013